UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2011 (November 8, 2011)

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Purpose of Amendment

The purpose of this amendment is to correct the omission of certain information required pursuant to the Securities Exchange Act of 1934, as amended, in CNB Financial Corporation’s (the “Corporation”) Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2011 (the “Initial Filing”) which reported the appointment of Mr. Richard L. Greslick, Jr., Secretary of the Corporation and Senior Vice President/Administration of CNB Bank, to the Corporation’s Board of Directors and to the Board of Directors of CNB Bank.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2011, CNB Financial Corporation (the “Corporation”) issued a press release in which it announced the appointment of Mr. Richard L. Greslick, Jr., Secretary of the Corporation and Senior Vice President/Administration of CNB Bank, to the Corporation’s Board of Directors (the “Board”) and to the Board of Directors of CNB Bank.

Mr. Greslick was appointed on November 8, 2011 and will begin his board responsibilities at the December 13, 2011 board meeting. Mr. Greslick will serve as an ex-officio member of committees of the Board, except the Audit, Corporate Governance/Nominating and Executive Compensation/Personnel.

There were no arrangements or understandings between Mr. Greslick and any other person pursuant to which Mr. Greslick was selected to serve as a director. There has been no transaction nor are there any proposed transactions between the Corporation, CNB Bank and Mr. Greslick that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Corporation’s press release announcing Mr. Greslick’s appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of CNB Financial Corporation dated November 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: November 18, 2011	By:	/s/ Brian W. Wingard
Brian W. Wingard
Interim Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of CNB Financial Corporation dated November 14, 2011.